UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2016

FARO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Technology Park, Lake Mary, Florida 32746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 333-9911

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 26, 2016, FARO Technologies, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Laser Projection Technologies, Inc. (“LPT”), each of the shareholders of LPT (collectively, the “Sellers”), and Steven P. Kaufman, in his capacity as the Seller Representative as set forth in the Purchase Agreement, pursuant to which the Company acquired all of the issued and outstanding shares of LPT for an aggregate purchase price of $17 million, subject to adjustment as set forth in the Purchase Agreement. The Company paid the purchase price using cash on hand.

The Purchase Agreement contains customary representations, warranties and covenants, including but not limited to non-competition provisions applicable to Mr. Kaufman and non-solicitation, non-disparagement and confidentiality provisions applicable to the Sellers, and provides for indemnification of and by the parties.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1. The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or LPT. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01.	Other Events.

On August 29, 2016, the Company issued a press release announcing the acquisition of LPT. A copy of the press release announcing the acquisition is filed as Exhibit 99.1 hereto and is incorporated herein by reference. The Company is not including the information contained on or available through its website referenced in the press release as part of, or incorporating such information into, this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of August 26, 2016, by and among FARO Technologies, Inc., Laser Projection Technologies, Inc., each of the shareholders of Laser Projection Technologies, Inc., and Steven P. Kaufman, in the capacity of the Seller Representative*

99.1	Press release dated August 29, 2016

*	Schedules and exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

August 30, 2016	/s/ Jody S. Gale
	By:	Jody S. Gale
	Its:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of August 26, 2016, by and among FARO Technologies, Inc., Laser Projection Technologies, Inc., each of the shareholders of Laser Projection Technologies, Inc., and Steven P. Kaufman, in the capacity of the Seller Representative*

99.1	Press release dated August 29, 2016

*	Schedules and exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.